UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 553-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of EQT Corporation (the “Company”) held on April 14, 2026 (the “Annual Meeting”), the Company’s shareholders approved an amendment (the “Third Amendment”) to the EQT Corporation 2020 Long-Term Incentive Plan, as amended (the “2020 LTIP”) to (i) increase the number of shares authorized for issuance under the 2020 LTIP by 34,000,000 shares, (ii) eliminate the available share pool that the Company had assumed in connection with the Company’s acquisition of Equitrans Midstream Corporation in 2024, and (iii) extend the term of the 2020 LTIP from 2030 to 2036. The Third Amendment previously had been approved, subject to shareholder approval, by the Board of Directors of the Company (the “Board”) on February 24, 2026.

A more complete description of the terms of the 2020 LTIP, as amended by the Third Amendment, can be found in “Proposal 3 – Approval of a Proposed Amendment to the Company’s 2020 Long-Term Incentive Plan”  in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 26, 2026 (the “2026 Proxy Statement”), which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from the 2026 Proxy Statement are qualified in their entireties by reference to the full texts of the Third Amendment and the 2020 LTIP, copies of which are included in the 2026 Proxy Statement as Appendix B and Appendix C, respectively, thereto.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted upon the following four proposals, each of which is described in more detail in the 2026 Proxy Statement. The final vote results for each proposal were as follows:

Proposal 1: Election of Directors

The shareholders elected each of the individuals set forth below to the Board to serve a one-year term expiring at the Company’s 2027 annual meeting of shareholders:

	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Vicky A. Bailey	463,441,603	50,391,713	707,878	37,393,505
Lee M. Canaan	494,888,657	18,926,596	725,941	37,393,505
Frank C. Hu	484,452,013	29,334,858	754,323	37,393,505
Dr. Kathryn J. Jackson	490,573,128	22,931,406	1,036,660	37,393,505
Thomas F. Karam	484,390,832	29,372,758	777,604	37,393,505
John F. McCartney	489,633,789	24,180,798	726,607	37,393,505
Daniel J. Rice IV	495,603,265	18,201,239	736,690	37,393,505
Toby Z. Rice	498,018,181	15,688,260	834,753	37,393,505
Robert F. Vagt	492,201,979	21,621,984	717,231	37,393,505
Hallie A. Vanderhider	450,207,215	63,277,105	1,056,874	37,393,505

Proposal 2: Approval of a Non-Binding Resolution to Approve the Compensation of the Company’s Named Executive Officers for 2025 (Say-on-Pay)

The shareholders approved a non-binding resolution to approve the compensation of the Company’s named executive officers for 2025, with votes as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
485,915,092	27,460,142	1,165,960	37,393,505

Proposal 3: Approval of Third Amendment to 2020 LTIP

The Third Amendment to the Company’s 2020 LTIP was approved by the shareholders, with votes as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
505,134,172	8,208,224	1,198,798	37,393,505

Proposal 4: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2026

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified by the shareholders, with votes as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
513,890,206	37,546,179	498,314	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: April 15, 2026	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Chief Legal and Policy Officer